Exhibit 99.1
Secureworks Announces Second Quarter Fiscal 2025 Results
ATLANTA, GA, September 5, 2024 - Secureworks (NASDAQ: SCWX), a global leader in cybersecurity, today announced financial results for its second quarter fiscal 2025, which ended on August 2, 2024.
Key Highlights
•Taegis™ second quarter revenue grew 7% year-over-year to $71.2 million.
•Total annual recurring revenue (ARR) grew to $290 million, an increase of 5% on a year-over-year basis.
•Taegis GAAP gross margin and non-GAAP gross margin continued to expand year-over-year in the second quarter, reaching 71.8% and 74.3%, respectively.
“In a world where we rely on technology, comprehensive cyber resilience is more top of mind than ever, and our open, AI-powered platform has proven itself to be the shield that keeps companies safely up and running. This quarter we continued to innovate and invest in the extensibility of Taegis, with the launch of Taegis Identity Threat Detection and Response enabling organizations to proactively combat identity threats,” said Wendy Thomas, CEO, Secureworks. “The acceleration of security value to our customers through new solutions remains a cornerstone of our growth strategy.”
“Our second quarter results demonstrate the sustainability of our Taegis gross margin expansion, reflecting further efficiencies gained from our ongoing use of automation, AI, and scalable cloud architecture, giving us confidence in our continued positive adjusted EBITDA trajectory,” said Alpana Wegner, Chief Financial Officer, Secureworks. “We’re pleased with the traction with our channel partners and the extension of our core capabilities into adjacent security coverage.”
Second Quarter Fiscal 2025 Financial Highlights
•Taegis revenue for the second quarter was $71.2 million, compared to $66.4 million in the second quarter of fiscal 2024.
•Total revenue for the second quarter was $82.2 million, compared to $93.0 million in the second quarter of fiscal 2024, reflecting the strategic wind-down of our legacy Other MSS business, which was completed at the end of Q1 FY25.
•GAAP gross profit specific to Taegis was $51.2 million, compared with $45.7 million in the second quarter of fiscal 2024. Non-GAAP Taegis gross profit was $52.9 million, compared with $47.0 million during the same period last year.
•GAAP gross profit was $54.7 million, compared with $52.9 million in the second quarter of fiscal 2024. Non-GAAP gross profit was $56.9 million, compared with $58.0 million during the same period last year.
•GAAP Taegis gross margin was 71.8% for the quarter, compared with 68.8% in the same period last year. Non-GAAP Taegis gross margin was 74.3%, compared with 70.7% in the second quarter of fiscal 2024.
•GAAP gross margin for the second quarter was 66.6%, compared with 56.9% in the same period last year. Non-GAAP gross margin was 69.2%, compared with 62.4% in the second quarter of fiscal 2024.
•GAAP net loss was $14.7 million for the second quarter, or $0.17 per share, compared with GAAP net loss of $32.4 million, or $0.38 per share, in the same period last year.
•Non-GAAP net loss was $0.4 million, or $0.00 per share, compared with non-GAAP net loss of $8.6 million, or $0.10 per share, in the same period last year.

•Adjusted EBITDA for the quarter was $1.0 million, compared with adjusted EBITDA loss of $10.3 million in the second quarter of fiscal 2024, representing an adjusted EBITDA margin of 1.2%.
•The company ended the second quarter with $47.6 million in cash and cash equivalents and no borrowings on its credit facility.
Business and Operational Highlights
•Introduced new Identity Threat Detection and Response (ITDR) solution, Taegis IDR, specifically designed to proactively close security gaps by leveraging advanced AI and machine learning to automatically detect, prioritize and respond to identity-based threats across an organization’s environment and the dark web.
•Launched Taegis ManagedXDR Plus to provide a more premium, personalized experience, enabling companies to increase vigilance, improve cyber resiliency, and leverage strategic guidance to comply with rapidly expanding regulatory requirements.
•Expanded our Global MSSP Partner Program with the addition of Coretelligent, a premier provider of IT and technology solutions, providing Managed Detection and Response (MDR) services powered by our Taegis XDR platform.
•Won Gold in the 16th Annual 2024 Golden Bridge Awards® in the category of AI in Cybersecurity Innovation.
•Recognized as Best Network Security Solution in the 2024 Tech Ascension Awards.
•Named a Finalist in CRN’s 2024 Tech Innovator Awards for MDR.
Financial Outlook
For the third quarter of fiscal 2025, the Company expects:
•Revenue of $80 million to $82 million.
•Adjusted EBITDA of $0 to $2 million.
•Non-GAAP net earnings per share of ($0.01) to $0.01.
Secureworks is providing the following updated guidance for full fiscal year 2025. The Company expects:

Fiscal Year 2025 Guidance
Total ARR	$300M or Greater
Total revenue	$328M to $335M
Non-GAAP net income	$3M to $8M
$0.03 to $0.09 per share
Adjusted EBITDA	$6M to $12M
Cash from operations	($2M) to $8M
Guidance for non-GAAP financial measures excludes amortization of intangibles, stock-based compensation expense, reorganization and other related charges, and the effects of non-GAAP income tax expense (benefit). The Company has not reconciled its forward-looking non-GAAP financial measures to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, reconciliations for forward-looking non-GAAP financial measures are not available without unreasonable effort.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its second quarter fiscal 2025 results and financial guidance on September 5, 2024, at 8:00 a.m., Eastern time. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at https://investors.secureworks.com. The webcast and supplemental information will be archived at the same location.
About Secureworks
Secureworks (NASDAQ: SCWX) is a global cybersecurity leader that secures human progress with Secureworks Taegis, a SaaS-based, open XDR platform built on 20+ years of real-world detection data, security operations expertise, and threat intelligence and research. Taegis is embedded in the security operations of thousands of organizations around the world who use its advanced, AI-driven capabilities to detect advanced threats, streamline and collaborate on investigations, and automate the right actions.

www.secureworks.com
Contact Information

Investor Inquiries: Kevin Toomey VP, Investor Relations 862-338-9046 ktoomey@secureworks.com	Media Inquiries: Nicole Catalano Corporate Communications 415-295-5873 press@secureworks.com
Operating Metrics
We believe that annual recurring revenue (ARR) is a key operating metric that is useful to measure our business because it is driven by our ability to acquire new subscriptions and expand relationships with existing customers. The Company defines ARR as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.
Explanation of Non-GAAP Financial Measures
In addition to determining results in accordance with U.S. generally accepted accounting principles (GAAP), this press release presents information about our non-GAAP gross profit, non-GAAP Taegis Subscription Solutions gross profit, non-GAAP Managed Security Services gross profit, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) before income taxes, non-GAAP income tax expense (benefit), non-GAAP earnings (loss) per share before income taxes, non-GAAP net earnings (loss) per share, non-GAAP Taegis Subscription Solutions gross margin, non-GAAP Managed Security Services gross margin, weighted-average shares used in computing non-GAAP earnings (loss) per share, diluted, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP.
The Company believes that these non-GAAP financial measures provide useful information about our financial performance by enhancing the overall understanding of our past performance and future outlook, while allowing for increased transparency with respect to important metrics used by management for financial and operational decision-making. Investors are encouraged to review the related GAAP financial measures and the reconciliation of each of these non-GAAP financial measures to each of their most directly comparable GAAP financial measures, while not relying on any single financial measure to evaluate the Company's business.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release for each of the fiscal periods presented. As presented in the “Reconciliation of GAAP to Non-GAAP Financial Measures” table below, each of the non-GAAP financial measures excludes one or more of the following items:

"Amortization of Intangible Assets" consists of amortization associated with software development costs capitalized and acquired customer relationships and technology. In connection with the acquisition of Dell by Dell Technologies in fiscal 2014 and our acquisition of Delve Laboratories Inc. in fiscal 2021, our tangible and intangible assets and liabilities associated with customer relationships and technology were accounted for and recognized at fair value on the related transaction date.
"Stock-based Compensation Expense" means non-cash, stock-based compensation expense related to the Company’s equity plan. We exclude such expenses when assessing the effectiveness of our operating performance since stock-based compensation does not necessarily correlate with the underlying operating performance of the business.
"Reorganization and Other Related Charges" means expenses associated with the Company’s plan to align its investments more closely with its strategic priorities, as described in further detail in the Company’s Form 10-K for fiscal year ended February 2, 2024 as well as in other filings made with the U.S. Securities and Exchange Commission (the "SEC").
Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” and “would,” or similar words or expressions that refer to future events or outcomes. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors that include, but are not limited to, the following: achieving or maintaining profitability; enhancing our existing solutions and technologies and developing or acquiring new solutions and technologies; navigating economic conditions, geopolitical uncertainty and financial market volatility; relying on personnel with extensive information security expertise; successfully implementing our strategic plan to realign and optimize its investments with its priorities; intense competition in the Company’s markets; attracting new customers, retaining existing customers and increasing annual contract values; relying on customers in the financial services industry; managing our growth effectively; maintaining high-quality client service and support functions; the terms of our service level agreements with customers that require credits for service failures or inadequacies; recognizing revenue ratably over the terms of our Taegis security solutions and managed security services contracts; long and unpredictable sales cycles; the risks associated with expansion of the Company’s international sales and operations; the risks associated with proposed or currently enacted tax statutes, including, but not limited to, Internal Revenue Code Section 174; our exposure to fluctuations in currency exchange rates or inflation; the effect of new governmental export or import controls on our business or any international sanctions compliance program applicable to us; expanding our key distribution relationships and technology alliance partnerships; real or perceived defects, errors or vulnerabilities in our solutions or the failure of our solutions to prevent a security breach; the risks associated with cyber-attacks or other data security incidents; the risks associated with our development, use and adoption of artificial intelligence; the ability of our solutions to interoperate with our customers’ IT infrastructure; our ability to use third-party technologies; the impact of evolving information security, cybersecurity and data privacy laws and regulations on our business; maintaining and enhancing our brand; the risks associated with our acquisition of other businesses; the effect of natural disasters, public health issues, geopolitical conflict and other catastrophic events on our ability to serve customers, including the Ukrainian/Russian conflict and the conflict between Israel and Hamas; our reliance on patents to protect its intellectual property rights; protecting, maintaining or enforcing our non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by us; our use of open source technology; the risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc., which include, but are not limited to, the effects of our deconsolidation as a part of the Dell Technologies Inc. affiliated tax group; and the volatility of the price of the Company’s Class A common stock.

This list of risks, uncertainties, and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings.
Such forward-looking statements include, but are not limited to, the statements in this press release with respect to the Company’s expectations regarding revenue, non-GAAP net earnings per share, and adjusted EBITDA for the third quarter of fiscal 2025, and total annual recurring revenue (“ARR”), total revenue, non-GAAP net income, non-GAAP net earnings per share, adjusted EBITDA, and cash from operations for full year fiscal 2025, all of which reflect the Company’s current analysis of existing trends and information.
Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. These forward-looking statements represent the Company’s judgment only as of the date of this press release. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether resulting from circumstances or events that arise after the date the statements are made, new information, or otherwise.

(Tables follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)
	Three Months Ended		Six Months Ended
	August 2, 2024	August 4, 2023	August 2, 2024	August 4, 2023
Revenue:
Subscription	$71,292	$76,825	$143,513	$154,084
Professional services	10,890	16,141	24,321	33,277
Total revenue	82,182	92,966	167,834	187,361
Cost of revenue:
Subscription	21,066	30,084	41,882	61,103
Professional services	6,379	9,973	13,439	21,740
Total cost of revenue	27,445	40,057	55,321	82,843
Gross profit	54,737	52,909	112,513	104,518
Operating expenses:
Research and development	22,804	28,236	47,352	59,408
Sales and marketing	24,512	31,237	48,413	65,763
General and administrative	20,552	20,366	39,070	42,629
Reorganization and other related charges	—	14,232	1,476	14,232
Total operating expenses	67,868	94,071	136,311	182,032
Operating loss	(13,131)	(41,162)	(23,798)	(77,514)
Interest and other (expense) income, net	(874)	(636)	(78)	(2,382)
Loss before income taxes	(14,005)	(41,798)	(23,876)	(79,896)
Income tax expense (benefit)	724	(9,439)	26,929	(16,567)
Net loss	$(14,729)	$(32,359)	$(50,805)	$(63,329)

Loss per common share (basic and diluted)	$(0.17)	$(0.38)	$(0.58)	$(0.74)
Weighted-average common shares outstanding (basic and diluted)	88,540	86,121	88,026	85,776

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	August 2, 2024	February 2, 2024
Assets:
Current assets:
Cash and cash equivalents	$47,628	$68,655
Accounts receivable, net	50,695	54,266
Other current assets	16,603	15,218
Total current assets	114,926	138,139
Property and equipment, net	1,629	2,149
Operating lease right-of-use assets, net	4,069	5,069
Goodwill	425,156	425,472
Intangible assets, net	76,304	83,235
Other non-current assets	43,399	70,715
Total assets	$665,483	$724,779
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$8,697	$8,974
Accrued and other current liabilities	47,894	61,895
Short-term deferred revenue	125,103	131,245
Total current liabilities	181,694	202,114
Long-term deferred revenue	8,164	5,706
Operating lease liabilities, non-current	5,830	7,803
Other non-current liabilities	9,402	7,831
Total liabilities	205,090	223,454
Total stockholders' equity	460,393	501,325
Total liabilities and stockholders' equity	$665,483	$724,779

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	August 2, 2024	August 4, 2023
Cash flows from operating activities:
Net loss	$(50,805)	$(63,329)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,414	17,961
Amortization of right of use asset	835	1,303
Reorganization and other related charges	—	3,272
Amortization of costs capitalized to obtain revenue contracts	7,559	8,820
Amortization of costs capitalized to fulfill revenue contracts	—	1,805
Stock-based compensation expense	17,541	14,890
Impact of income tax provision	24,980	(16,567)
Provision for credit losses	313	(132)
Changes in assets and liabilities:
Accounts receivable	3,160	15,802
Net transactions with Dell	(2,418)	1,942
Other assets	(5,033)	(5,627)
Accounts payable	(242)	(7,921)
Deferred revenue	(3,456)	(12,154)
Operating leases, net	(2,418)	(2,254)
Accrued and other liabilities	(10,238)	(25,201)
Net cash used in operating activities	(8,808)	(67,390)
Cash flows from investing activities:
Capital expenditures	(1,024)	(524)
Software development costs	(2,970)	(2,416)
Net cash used in investing activities	(3,994)	(2,940)
Cash flows from financing activities:
Taxes paid on vested restricted shares	(7,010)	(5,711)
Net cash used in financing activities	(7,010)	(5,711)
Effect of exchange rate changes on cash and cash equivalents	(1,215)	(2,577)
Net decrease in cash and cash equivalents	(21,027)	(78,618)
Cash and cash equivalents at beginning of the period	68,655	143,517
Cash and cash equivalents at end of the period	$47,628	$64,899

Non-GAAP Financial Measures
In addition to determining results in accordance with GAAP, this press release presents information about the Company’s non-GAAP gross profit, non-GAAP Taegis Subscription Solutions gross profit, non-GAAP Managed Security Services gross profit, non-GAAP operating income (loss), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) before income taxes, non-GAAP earnings (loss) per share before income taxes, non-GAAP income tax expense (benefit), non-GAAP net earnings (loss) per share, , non-GAAP gross margin, non-GAAP Taegis Subscription Solutions gross margin, Managed Security Services gross margin, weighted-average shares used in computing non-GAAP earnings (loss) per share, diluted, and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the GAAP results . A detailed discussion of our reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reasons for excluding these items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review the non-GAAP information presented in these reports in conjunction with, and as a supplement to, the presentation of GAAP financial measures.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)
	Three Months Ended		Six Months Ended
	August 2, 2024	August 4, 2023	August 2, 2024	August 4, 2023
Revenue:
Taegis Subscription Solutions	$71,199	$66,426	$140,274	$129,022
Managed Security Services	93	10,399	3,239	25,062
Total Subscription revenue	71,292	76,825	143,513	154,084
Professional services	10,890	16,141	24,321	33,277
Total revenue	$82,182	$92,966	$167,834	$187,361

GAAP gross profit	$54,737	$52,909	$112,513	$104,518
Amortization of intangibles	1,433	4,537	2,853	9,017
Stock-based compensation expense	683	531	1,370	1,002
Non-GAAP gross profit	$56,853	$57,977	$116,736	$114,537
Non-GAAP gross margin	69.2%	62.4%	69.6%	61.1%

GAAP Taegis Subscription Solutions gross profit	$51,150	$45,686	$100,794	$88,374
Amortization of intangibles	1,433	1,127	2,853	2,196
Stock-based compensation expense	351	169	617	248
Non-GAAP Taegis Subscription Solutions gross profit	$52,934	$46,982	$104,264	$90,818
Non-GAAP Taegis Subscription Solutions gross margin	74.3%	70.7%	74.3%	70.4%

GAAP Managed Security Services gross profit	$(924)	$1,055	$837	$4,607
Amortization of intangibles	—	3,410	—	6,821
Stock-based compensation expense	—	40	48	107
Non-GAAP Managed Security Services gross profit	$(924)	$4,505	$885	$11,535
Non-GAAP Managed Security Services gross margin	(993.5)%	43.3%	27.3%	46.0%

GAAP operating loss	$(13,131)	$(41,162)	$(23,798)	$(77,514)
Amortization of intangibles[1]	4,957	8,060	9,900	16,064
Stock-based compensation expense[2]	8,572	7,620	17,541	14,890
Reorganization and other related charges	—	14,232	1,476	14,232
Non-GAAP operating income (loss)	$398	$(11,250)	$5,119	$(32,328)
Non-GAAP operating margin	0.5%	(12.1)%	3.1%	(17.3)%

GAAP net loss	$(14,729)	$(32,359)	$(50,805)	$(63,329)
Income tax expense (benefit)	724	(9,439)	26,929	(16,567)
Amortization of intangibles[1]	4,957	8,060	9,900	16,064
Stock-based compensation expense[2]	8,572	7,620	17,541	14,890
Reorganization and other related charges	—	14,232	1,476	14,232
Non-GAAP net income (loss) before income taxes	(476)	(11,886)	5,041	(34,710)
Non-GAAP income tax expense (benefit)[3]	(111)	(3,266)	1,185	(8,954)
Non-GAAP net income (loss)	$(365)	$(8,620)	$3,856	$(25,756)
Non-GAAP net income (loss) as a % of revenue	(0.4)%	(9.3)%	2.3%	(13.7)%

GAAP loss per share	$(0.17)	$(0.38)	$(0.58)	$(0.74)
Income tax expense (benefit)	0.01	(0.11)	0.31	(0.19)
Amortization of intangibles	0.06	0.10	0.11	0.19
Stock-based compensation expense	0.10	0.08	0.20	0.17
Reorganization and other related charges	—	0.17	0.02	0.17
Non-GAAP earnings (loss) per share before income taxes	0.00	(0.13)	0.06	(0.40)
Non-GAAP income tax expense (benefit)	0.00	(0.03)	0.01	(0.10)
Non-GAAP earnings (loss) per share*	$0.00	$(0.10)	$0.04	$(0.30)
Weighted-average shares used in computing non-GAAP earnings (loss) per share, diluted	88,540	86,121	90,028	85,776
* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(14,729)	$(32,359)	$(50,805)	$(63,329)
Interest and other, net	874	636	78	2,382
Income tax expense (benefit)	724	(9,439)	26,929	(16,567)
Depreciation and amortization	5,547	8,981	11,414	17,961
Stock-based compensation expense[2]	8,572	7,620	17,541	14,890
Reorganization and other related charges	—	14,232	1,476	14,232
Adjusted EBITDA	$988	$(10,329)	$6,633	$(30,431)
Adjusted EBITDA as a % of revenue	1.2%	(11.1)%	4.0%	(16.2)%

[1] Includes amortization of intangibles as follows:
Cost of revenue	$1,433	$4,537	$2,853	$9,017
General and administrative	3,524	3,523	7,047	7,047

[2] Includes stock-based compensation expense as follows:
Cost of revenue	$683	$531	$1,370	$1,002
Research and development	2,769	2,681	6,148	5,283
Sales and marketing	1,476	1,097	2,662	1,938
General and administrative	3,644	3,311	7,361	6,667

3 In periods in which the Company has non-GAAP income before tax, the non-GAAP income tax expense is based on the Company's estimated blended tax rate. In periods the Company has non-GAAP loss before tax, the non-GAAP income tax benefit is based on GAAP tax benefit.